Exhibit 99.3


DRAFT
NEWS BULLETIN                    RE:
           FROM:                               OPTICAL CABLE CORPORATION
                                               5290 Concourse Drive
THE FINANCIAL RELATIONS BOARD                  Roanoke, VA 24019
       BSMG WORLDWIDE                          (Nasdaq: OCCF)
                                               www.occfiber.com

-------------------------------------------------------------------------------

AT THE COMPANY:                                AT THE FINANCIAL RELATIONS BOARD:
---------------                                ---------------------------------
Neil Wilkin                                    Alison Ziegler - General Info.
Senior VP & CFO                                Peter Seltzberg - Analyst Info.
(540) 265-0690                                 Judith Sylk-Siegel - Media Info.
nwilkin@occfiber.com                           (212) 661-8030

FOR IMMEDIATE RELEASE:
October 8, 2001


                  OPTICAL CABLE CORPORATION REPORTS LIFTING OF
            TEMPORARY RESTRAINING ORDER AND OTHER RECENT DEVELOPMENTS

ROANOKE, VA, October 8, 2001 - Optical Cable Corporation (Nasdaq: OCCF) reported this morning that the Temporary Restraining Order (TRO) personally obtained by its Chairman & Chief Executive Officer, Robert Kopstein, against various brokerage firms on October 1, 2001 was lifted as of midnight on October 5, 2001. The TRO, granted by the U.S. District Court, Western District of Virginia, had temporarily prevented Salomon Smith Barney, Inc., Merrill Lynch & Co., Inc., UBS Warburg Paine Webber, Inc., The Bear Stearns Companies, Inc., A.G. Edwards and Sons, Inc., and Scott and Stringfellow, Inc. from selling Mr. Kopstein's personally-held shares of Optical Cable Corporation to satisfy Mr. Kopstein's personal margin loans with the brokerage firms. Granting a motion by Mr. Kopstein's attorneys, the Honorable James C. Turk lifted the TRO, and ordered Mr. Kopstein and the brokerage firms to mediation scheduled for October 10, 2001. However, the order does not prevent the brokerage firms from selling Mr. Kopstein's shares of Optical Cable Corporation.

Substantially all of Mr. Kopstein's personally-held shares of Optical Cable Corporation have been pledged to secure substantial margin loans to Mr. Kopstein from the brokers named in the TRO. The individual brokerage firms hold various numbers of shares ranging from approximately 1.5 million shares to 15 million shares. The Company has been advised by its legal counsel that, based upon information currently available to it, certain of the brokerage firms will be permitted to immediately sell all of the shares of Optical Cable Corporation they hold pursuant to Rule 144(k) under the Securities Act of 1933, as amended, while others may be deemed affiliates of the Company in which event they would be subject to the volume limitations set forth in Rule 144. The Company estimates that approximately 8.5 million shares of its common stock could be legally entitled to come to market as early as today.

Mr. Kopstein has informed the Company that he is taking appropriate steps that he believes could assist in the controlled disposition of a sufficient number of his shares to begin to pay down his personal margin loans. At this point, it is unclear the extent to which the brokerage firms will cooperate in this process, or whether the firms will attempt to dispose of Mr. Kopstein's shares in the open market.


                                   -- MORE --

Optical Cable Corporation
Page 2 of 2


In other news, Optical Cable Corporation reported that it has liquidated its investment in Nasdaq 100 Index Tracking Stock (QQQ) securities, netting proceeds to the Company of approximately $1.6 million. Mr. Kopstein stated "The Company will continue to focus on what it does best, making the highest quality fiber optic cable in the industry for short to moderate distance runs." The Company's new Senior Vice President & Chief Financial Officer, Neil Wilkin, said, "The liquidation is part of a policy not to invest excess funds in any instrument other than money market funds or other similar non-volatile securities."

The Company also reported that on October 4, 2001, Thomas R. Brock, who recently joined the Board of Directors, resigned. Mr. Brock cited the substantial time commitment required to perform his duties given recent developments.

NOTE: THIS NEWS RELEASE MAY CONTAIN CERTAIN "FORWARD-LOOKING" INFORMATION WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THE FORWARD-LOOKING INFORMATION MAY INCLUDE, AMONG OTHER INFORMATION, (I) STATEMENTS CONCERNING OPTICAL CABLE CORPORATION'S (THE "COMPANY") OUTLOOK FOR THE FUTURE, (II) STATEMENTS OF BELIEF,
(III) FUTURE PLANS, STRATEGIES OR ANTICIPATED EVENTS, AND (IV) SIMILAR INFORMATION AND STATEMENTS CONCERNING MATTERS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING INFORMATION IS SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS OF THE COMPANY. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE LEVEL OF SALES TO KEY CUSTOMERS, THE ECONOMIC CONDITIONS AFFECTING NETWORK SERVICE PROVIDERS, THE SLOWDOWN IN CORPORATE SPENDING ON INFORMATION TECHNOLOGY, ACTIONS BY COMPETITORS, FLUCTUATIONS IN THE PRICE OF RAW MATERIALS (INCLUDING OPTICAL FIBER), THE COMPANY'S DEPENDENCE ON A SINGLE MANUFACTURING FACILITY, THE ABILITY OF THE COMPANY TO PROTECT ITS PROPRIETARY MANUFACTURING TECHNOLOGY, MARKET CONDITIONS INFLUENCING PRICES OR PRICING, THE COMPANY'S DEPENDENCE ON A LIMITED NUMBER OF SUPPLIERS, AN ADVERSE OUTCOME IN LITIGATION, CLAIMS AND OTHER ACTIONS AGAINST THE COMPANY, TECHNOLOGICAL CHANGES AND INTRODUCTIONS OF NEW COMPETING PRODUCTS, CHANGES IN MARKET DEMAND, EXCHANGE RATES, PRODUCTIVITY, WEATHER AND MARKET AND ECONOMIC CONDITIONS IN THE AREAS OF THE WORLD IN WHICH THE COMPANY OPERATES AND MARKETS ITS PRODUCTS.

                                       ###